                                                                   EXHIBIT 10.17




                                  LYNDON PLAZA



                                     LEASE



                       DALLAS LYNDON CORPORATION, LANDLORD



                         NATIONAL TECHTEAM, INC., TENANT



                                 AUGUST 17, 1995

                                     INDEX

ARTICLE I: DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
      Sec. 1.1. LEASED PREMISES   . . . . . . . . . . . . . . . . . . . . . . . . .  1
      Sec. 1.2. LEASE TERM . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
      Sec. 1.3. LEASE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II: GRANT OF LEASE  . . . . . . . . . . . . . . . . . . . . . . . . . .      1
      Sec. 2.1. GRANT TO TENANT  . . . . . . . . . . . . . . . . . . . . . . . . . . 1
      Sec. 2.2. TITLE AND CONDITION  . . . . . . . . . . . . . . . . . . . . . . . . 1
      Sec. 2.3. COVENANT OF QUIET ENJOYMENT  . . . . . . . . . . . . . . . . . . . . 2
      Sec. 2.4. SERVICES FURNISHED BY LANDLORD . . . . . . . . . . . . . . . . . . . 2

ARTICLE III: TERM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
      Sec. 3.1. PRIMARY TERM . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
      Sec. 3.2. LEASE RENEWAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

ARTICLE IV: PAYMENT OBLIGATIONS . . . . . . . . . . . . . . . . . . . . . . . .      4
      Sec. 4.1. BASIC RENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
      Sec. 4.2. ADDITIONAL RENT  . . . . . . . . . . . . . . . . . . . . . . . . . . 4
      Sec. 4.3. LATE CHARGES . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
      Sec. 4.4. RENTAL ESCALATION  . . . . . . . . . . . . . . . . . . . . . . . . . 4
             A.   DEFINITIONS APPLICABLE TO THIS SECTION . . . . . . . . . . . . . . 4
             B.   PAYMENT OF RENTAL ESCALATION . . . . . . . . . . . . . . . . . . . 7
      Sec. 4.5. PAYMENT OF RENT  . . . . . . . . . . . . . . . . . . . . . . . . . . 8
      Sec. 4.6. SECURITY DEPOSIT . . . . . . . . . . . . . . . . . . . . . . . . . . 9
      Sec. 4.7. TAXES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
      Sec. 4.8. INSURANCE; INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . 9
             A.   LIABILITY INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . 9
             B.   CASUALTY INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . 9
             C.   INCREASED INSURANCE PREMIUMS . . . . . . . . . . . . . . . . . . .10
             D.   WAIVER OF SUBROGATION  . . . . . . . . . . . . . . . . . . . . . .10
             E.   INDEMNITY AND EXCULPATORY CLAUSE . . . . . . . . . . . . . . . . .10
      Sec. 5.1. USE OF LEASED PREMISES . . . . . . . . . . . . . . . . . . . . . . .10
             A.   DESCRIPTION OF PERMITTED USE   . . . . . . . . . . . . . . . . . .11
             B.   USE IN COMPLIANCE WITH LAWS  . . . . . . . . . . . . . . . . . . .11
             C.   TENANT'S USE . . . . . . . . . . . . . . . . . . . . . . . . . . .12
      Sec. 5.2. MAINTENANCE OF LEASED PREMISES . . . . . . . . . . . . . . . . . . .12
             A.   MAINTENANCE BY LANDLORD  . . . . . . . . . . . . . . . . . . . . .12
             B.   ACCESS BY LANDLORD . . . . . . . . . . . . . . . . . . . . . . . .12
             C.   MAINTENANCE BY TENANT  . . . . . . . . . . . . . . . . . . . . . .13
             D.   ALTERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . .13
       Sec. 5.3. SIGNS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

ARTICLE VI: SPECIAL PROVISIONS   . . . . . . . . . . . . . . . . . . . . . . .      14
       Sec. 6.1. ASSIGNMENTS AND SUBLEASES  . . . . . . . . . . . . . . . . . . . . 14
             A.   BY TENANT  . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
             B.   BY LANDLORD  . . . . . . . . . . . . . . . . . . . . . . . . . . .15
       Sec. 6.2. FORCE MAJEURE  . . . . . . . . . . . . . . . . . . . . . . . . . . 15
       Sec. 6.3. ESTOPPEL CERTIFICATE . . . . . . . . . . . . . . . . . . . . . . . 15


       Sec. 6.4. SUBORDINATION OF LEASE . . . . . . . . . . . . . . . . . . . . . . 16
       Sec. 6.6. PARKING FOR TENANT   . . . . . . . . . . . . . . . . . . . . . . ..17
       Sec. 6.7. RULES OF PROJECT   . . . . . . . . . . . . . . . . . . . . . . . ..17

ARTICLE VII: DAMAGE AND CONDEMNATION  . . . . . . . . . . . . . . . . . . . . . . ..17

Sec. 7.1. DAMAGE TO LEASED PREMISES   . . . . . . . . . . . . . . . . . . . . . . . 18
           A.   SUBSTANTIAL DAMAGE . . . . . . . . . . . . . . . . . . . . . . . . .18
           B.   PARTIAL DAMAGE . . . . . . . . . . . . . . . . . . . . . . . . . . .18

Sec. 7.2. CONDEMNATION OF LEASED PREMISES   . . . . . . . . . . . . . . . . . . . . 18
           A.   TOTAL CONDEMNATION . . . . . . . . . . . . . . . . . . . . . . . . .18
           B.   PARTIAL CONDEMNATION . . . . . . . . . . . . . . . . . . . . . . . .19

ARTICLE VIII: DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
       Sec. 8.1. EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . 19
       Sec. 8.2. DEFAULT BY LANDLORD  . . . . . . . . . . . . . . . . . . . . . . . 20

ARTICLE IX: REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
       Sec. 9.1. LANDLORD'S RIGHT TO CURE DEFAULT   . . . . . . . . . . . . . . . . 20
       Sec. 9.2. LANDLORD'S RIGHT TO RE-ENTER   . . . . . . . . . . . . . . . . . . 20
       Sec. 9.3. LANDLORD'S ELECTION TO TERMINATE OR RELET  . . . . . . . . . . . . 21
       Sec. 9.4. CHANGE OF LOCKS  . . . . . . . . . . . . . . . . . . . . . . . . . 22
       Sec. 9.5. TENANT REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . 23

ARTICLE X: MISCELLANEOUS PROVISIONS   . . . . . . . . . . . . . . . . . . . . .. . .23
      Sec. 10.1. NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
      Sec. 10.2. WAIVER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
      Sec. 10.3. ENTIRE AGREEMENT AND AMENDMENTS . . . . . . . . . . . . . . . . . .24
      Sec. 10.4. NO JOINT VENTURE  . . . . . . . . . . . . . . . . . . . . . . . . .24
      Sec. 10.6. BROKER'S COMMISSION . . . . . . . . . . . . . . . . . . . . . . . .25
      Sec. 10.7. HEADING, CAPTIONS, ETC.   . . . . . . . . . . . . . . . . . . . . .25
      Sec. 10.8. NO SETOFF . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
      Sec. 10.9. HOLDING OVER  . . . . . . . . . . . . . . . . . . . . . . . . . . .25
      Sec. 10.10. PLACE OF PERFORMANCE . . . . . . . . . . . . . . . . . . . . . . .25
      Sec. 10.11. BUILDING IMPROVEMENTS  . . . . . . . . . . . . . . . . . . . . . .25
      Sec. 10.12. RIGHT OF FIRST REFUSAL AND OPTION TO EXPAND  . . . . . . . . . . .27
      Sec. 10.13. COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . . .28

EXHIBIT "A"         PROJECT - LEGAL DESCRIPTION . . . . . . . . . . . . . . . . . . 29

EXHIBIT "B"         RULES AND REGULATIONS . . . . . . . . . . . . . . . . . . . . . 30

EXHIBIT "C"         OUTLINE AND LOCATION OF PREMISES  . . . . . . . . . . . . . . . 34

EXHIBIT "D"         TENANT'S CERTIFICATE OF INSURANCE . . . . . . . . . . . . . . . 35

EXHIBIT "E"         LANDLORD'S REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . 36

EXHIBIT "F"         RENEWAL OPTION  . . . . . . . . . . . . . . . . . . . . . . . . 37


                             OFFICE LEASE


This LEASE AGREEMENT is entered into August 17, 1995, by DALLAS LYNDON CORPORATION (hereafter called "Landlord") and NATIONAL TECHTEAM, INC. (hereafter called "Tenant").

                        ARTICLE I: DEFINITIONS

     SEC. 1.1. LEASED PREMISES Landlord hereby leases to Tenant and Tenant hereby leases from Landlord approximately 32,666 square feet of rentable area on the first, second and third (1st, 2nd, and 3rd) floors in that certain office building (hereinafter called the "Building") in the office building complex (hereinafter called the "Office Complex") commonly known as Lyndon Plaza, located at 10945 Estate Lane, Dallas, Dallas County, Texas (hereinafter the Building and the Office Complex will sometimes be collectively referred to as the "Project"). The land which constitutes part of the Project and upon which the improvements, fixtures, equipment and other items which are defined as the Project is described by metes and bounds in Exhibit "A" attached hereto and incorporated herein for all purposes. The area hereby leased in the Building is hereinafter called "Leased Premises" and is shown outlined and hatched on the floor plan drawing designated Exhibit "C" which is attached hereto and made a part hereof and signed or initialed by the parties for identification. The Leased Premises shall also refer, when applicable, to all other rights in parking areas, access, common areas and any other rights granted or accruing to Tenant under this Lease. Landlord shall have the right at any time and from time to time to change the Project name and address.

The Rentable Area for the entire Project shall be deemed to be 139,666 square feet for the purpose of this Lease. The Rentable Area contained within the Leased Premises shall be deemed to be the number of square feet set forth in the preceding paragraph.

     SEC. 1.2. LEASE TERM. The phrase "Lease Term" shall mean the primary term hereafter stated plus any renewal and extension periods which validly go into effect at the end of such primary term.

     SEC. 1.3. LEASE. The term "Lease" shall mean this Lease Agreement and all amendments hereto hereafter entered into.

                     ARTICLE II:   GRANT OF LEASE

     SEC. 2.1. GRANT TO TENANT. In consideration of the mutual covenants contained in this Lease, Landlord hereby leases to Tenant the Leased Premises. Landlord and Tenant each acknowledge and agree that notwithstanding the fact that the Lease Term may commence at a date subsequent to the execution of this Lease, such parties intend that each shall have vested rights immediately upon the execution of this Lease and that this Lease shall be fully binding and in full force and effect from and after execution hereof.

     SEC. 2.2. TITLE AND CONDITION. The Leased Premises are leased subject to the existing state of the title thereof as of the date of this Lease; to all zoning regulations, restrictions, rules and ordinances, and all building restrictions and other laws and regulations now in effect or hereafter adopted by any governmental authority having or acquiring jurisdiction, provided that Landlord warrants that the rights and uses granted to Tenant hereunder are not limited thereby; and, as regards the improvements, to their present state and condition and without representation or warranty of any kind by Landlord. Landlord does hereby warrant and represent that the Building contains no asbestos or other toxic or harmful substances and that the Project conforms, at the date of this Lease, to all applicable asbestos safety standards and all applicable environmental laws, ordinances, statutes, rules and regulations of any governmental or regulatory body or agency.

Tenant shall be responsible for the compliance of the Leased Premises with all applicable building laws, codes, and regulations including, without limitation the Americans With Disabilities Act, the Architectural Barriers Act of the State of Texas, and other similar laws. When the Plans for the Improvements (as hereinafter defined) are submitted to the appropriate state and local agencies for approval and issuance of permits, if the applicable agency makes any requirements with respect to the remainder of the Building or the Project to bring it into compliance with applicable laws and regulations as a condition of approval, Landlord shall perform the work on the Building or Project necessary to obtain and maintain in full force and effect such approval or permit. The first $5,000.00 of the cost of such work shall be paid by Landlord, the next $5,000.00 shall be paid by Tenant, and the balance shall be paid by Landlord.

Landlord further makes the warranties and representations set forth in Exhibit "E" attached hereto and made a part hereof for all purposes.

     SEC. 2.3. COVENANT OF QUIET ENJOYMENT. So long as Tenant complies fully with all of the provisions of this Lease, Landlord covenants that Landlord or anyone claiming under Landlord shall not interfere with the peaceful and quiet occupation and enjoyment of the Leased Premises by Tenant.

If Landlord fails to comply with this covenant, Tenant may seek appropriate injunctive relief and damages but Tenant may not, except as provided in this Lease, terminate this Lease or abate or offset against any rent or other payments owing to Landlord under this Lease. In the event Landlord assigns or mortgages Landlord's interest in the Leased Premises, it is understood and agreed that Landlord may under no circumstances be held liable for any breach of this covenant of quiet enjoyment occasioned by acts or omissions of any assignee or successor to the interest of Landlord if and to the extent such assigns or mortgagees assume the obligations of Landlord under this Lease.

     SEC. 2.4. SERVICES FURNISHED BY LANDLORD. During the Lease Term, Landlord at its sole cost and expense shall furnish to Tenant in the Leased Premises and the Building the following services:

           A. Central heating and air conditioning to be furnished twenty-four (24) hours per day, seven (7) days per week (including all holidays) at such temperatures and in such amounts as are reasonably considered by Landlord to be sufficient for comfortable working conditions.

           B. Building standard fluorescent lighting, including replacement of lamps, ballast's and starters and electric current at wall and floor outlets; sufficient quantities of running potable water, public restrooms and all necessary sanitary fixtures and equipment.

           C. Janitor service five (5) days per week; provided, however, if Tenant's floor covering or other improvements require special treatment, Tenant shall pay the additional cleaning cost attributable thereto as additional rent upon presentation of a statement therefore by Landlord.

           D. Routine maintenance and electric lighting service for all Common Areas and Service Areas of the Building in a reasonably good manner.

           E. Stocking, cleaning, and maintenance of all restrooms located within the Leased Premises.

           F. Access control to the Building during other than Normal Business Hours shall be provided in such form as Landlord reasonably deems appropriate. Tenant shall cooperate fully in Landlord's efforts to maintain access control to the Building and shall follow all regulations promulgated by Landlord with respect thereto. Landlord shall use its best efforts to insure complete access to the Leased Premises by Tenant, its agents, employees and invitees, at all times to accommodate Tenant's work requirements.


                          ARTICLE III: TERM

     SEC. 3.1. PRIMARY TERM. Partial possession of the Leased Premises by Tenant will begin on September 1, 1995, or, if later, the date specified in the contracts approved by Landlord and Tenant for construction of the improvements to the Leased Premises, for the purpose of allowing Tenant to install modular furnishings and partitions, opening, move in, setup, and employee training with initial occupancy for other limited purposes scheduled for October 1, 1995, or, if later, the date specified in the contract approved by Landlord and Tenant for construction of the improvements to the Leased Premises. Tenant shall occupy the Leased Premises prior to full construction so as not to interfere with or delay the completion of the construction; such occupancy shall be at Tenant's risk; and Landlord and the contractor shall have no liability to Tenant or Tenant's agents, employees, invites, or property for injury or damage occurring during such occupancy prior to full completion except for Landlord's or the contractor's gross negligence or willful misconduct. Subject to Tenant's compliance with all of the provisions of this Lease, Landlord agrees to lease the Leased Premises to Tenant for a primary term of five (5) years beginning on the "Commencement Date," which is the initial occupancy scheduled for October 1, 1995, or, if later, the date specified in the contracts (as such contracts may be amended) approved by Landlord and Tenant for construction of the improvements to the Leased Premises and ending five (5) years after the Commencement Date.

     SEC. 3.2. LEASE RENEWAL. Tenant will have two renewal options for two (2) years and three (3) years, respectively, each at 95% of current market rental rate determined in accordance with the terms of Exhibit "F" attached hereto and incorporated herein.


                   ARTICLE IV: PAYMENT OBLIGATIONS

     SEC. 4.1. BASIC RENT. Tenant agrees to pay monthly as "Basic Rent" during the Lease Term a rental payment based upon the following schedule amounts:

           Year 1 - $ 3.00/SF = $8,166.50 per month
            (months 1 - 5)
           Year 1 - $7.75/SF = $21,096.79 per month
            (months 6 - 12)
           Year 2 - $10.00/SF = $27,221.67 per month
           Year 3 - $10.50/SF = $28,582.75 per month
           Year 4 - $11.00/SF = $29,943.83 per month
           Year 5 - $11.50/SF = $31,304.92 per month

The "Basic Rent" amount shall be payable to Landlord at the address shown below on the first day of the month without demand, deduction, or offset except as expressly provided in Section 9.5 hereof.

     SEC. 4.2. ADDITIONAL RENT. Other provisions of this Lease require Tenant, under certain circumstances, to pay additional sums of money to Landlord or others. For all purposes of this Lease, such sums of money shall be deemed to be Additional Rent owing by Tenant to Landlord, and in the event of Tenant's failure to pay such sums when due, Landlord may exercise all rights, powers and remedies provided herein or by law or equity or otherwise as in the case of Tenant's failure to pay the Basic Rent.

     SEC. 4.3. LATE CHARGES. Tenant agrees that if the rent (either as Basic Rent or Additional Rental) is not paid to Landlord on or before the tenth (10th) day of each month or a check is returned to the Landlord by the bank for any reason whatsoever, Tenant shall promptly pay the Landlord the sum of five hundred dollars= ($500.00) as special damages, it being expressly agreed by the parties hereto that said special damages are intended to compensate Landlord for the increased administrative expense incurred as a result of said delay or return.

     SEC. 4.4. RENTAL ESCALATION.

     A.    DEFINITIONS APPLICABLE TO THIS SECTION

           1. In the event the Operating Expenses (as defined below) of Landlord for the Building or the Project, as applicable, shall, in any calendar year during the term of this Lease, exceed the amount of Operating Expenses actually incurred for the Base Year (as hereinafter defined), Tenant agrees to pay as additional rental

          Tenant's pro rata share of such excess Operating Expenses. Tenant's pro rata share as of the Commencement Date is agreed to be as follows:
          (i) As to the "Building Operating Expenses" (hereinafter defined) 91.493% (based upon the gross total of 35,703 rentable square feet within the Building) and (ii) As to the "Project Operating Expenses" (hereinafter defined) 23.388% (based upon the gross total of 139,666 rentable square feet within the Project).

          2. The term "Operating Expenses", as such term is defined below, shall be computed on an annual basis, for the operation of the Project or Building as specified below during the applicable year of the Lease Term; the first full calendar year (1996) of the Lease Term shall be referred to as the "Base Year". All Operating Expenses shall be determined in accordance with generally accepted accounting principles which shall be consistently applied. The Operating Expenses shall include all reasonable and normal costs, expenses, and disbursements of every kind and nature (except the costs of the replacement of capital investment items and the other items hereinafter excluded) in connection with the ownership and operating of the Project or the Building, as applicable, including, but not limited to, the following:

                (a) Wages and salaries of all employees while engaged in the maintenance of the Project; employer's social security taxes, unemployment taxes and insurance, and any other taxes which may be levied on such wages and salaries; the cost of disability and hospitalization insurance and pension or retirement benefits for such employees;

                (b) All supplies and materials used in operation and maintenance of the Project and related equipment;

                (c) Cost of water, electricity, natural gas and trash removal for the Building;

                (d) Cost of janitorial services, maintenance and service agreements on equipment, including alarm service, window cleaning and elevator maintenance, landscape and parking lot maintenance related to the Building;

                (e) Premiums for casualty and liability insurance applicable to the Project and Landlord's personal property used in connection herewith;

                (f) All real property taxes and installments of special assessments, including special assessments due to deed restrictions and/or owners' associations, which accrue against the Project excluding, however, federal and state taxes on income, and;

                (g)  Costs of repairs and general maintenance of the Project.

                (h) Costs of general and administrative expenses of the Project, including but not limited to reasonable management fees not exceeding 5% of Basic Rent.

     Those operating Expenses defined above in items 2(c) and 2(d) are designated as "Building Operating Expenses" and the excess Building Operating Expenses incurred over the Building Operating Expenses incurred for the Base Year shall be multiplied by the percentage set forth in item 1(i) above to determine Tenant's pro rata share thereof. Those Operating Expenses defined above in items 2(a), 2(b), 2(e), 2(f), 2(g), and 2(h) are designated as "Project Operating Expenses," and the excess Project Operating Expenses incurred over those Project Operating Expenses incurred for the Base Year shall be multiplied by the percentage set forth in item 1(ii) above to determine Tenant's pro rata share thereof. Due to the usage and occupancy of Tenant, it is necessary to subdivide general Operating Expenses and make separate calculations of each of these divisions. The sum of Tenant's pro rata share of excess Building Operating Expenses and Tenant's pro rata share of excess Project Operating Expenses shall be Tenant's total pro rata share of excess Operating Expenses under the terms of this Lease.

          Anything in the foregoing provisions hereof to the contrary notwithstanding, Operating Expenses shall not include the following:

                     (i) Leasing commissions, attorneys' fees; costs, disbursements, and other expenses incurred in connection with negotiations for leases with tenants, other occupants, or prospective tenants or other occupants of the Project; or similar costs incurred in connection with disputes with tenants, other occupants, or prospective tenants or other occupants of the Project.

                     (ii) Non-cash items, such as deductions for depreciation or obsolescence of equipment, or interest on capital invested.

                     (iii) Payments of principal and interest or other finance charges made on any debt and rental payments made under any ground or underlying lease or leases, except to the extent that a portion of such payments is expressly for ad valorem/real estate taxes or insurance premiums provided above.

                     (iv) Costs incurred by Landlord in the sale, financing, refinancing, mortgaging, selling or change of ownership of the Project, including without limitation brokerage commissions, attorneys' and accountants' fees, closing costs, title insurance premiums, transfer taxes and interest charges.

                     (v) Costs which are to be capitalized in accordance with generally accepted accounting principles.

                     (vi) Costs and expenses attributable to the initial construction of the Project.

                     (vii) Any penalty charges incurred by Landlord due to Landlord's late payment of taxes, utility bills or other amounts included in the Operating Expenses.

                     (viii) Allowances and other costs and expenses incurred in fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space for tenants or prospective tenants of the Project or vacant leasable space (including permit, license and inspection costs but excluding normal maintenance, repair and replacement costs).

                     (ix) Cost of any political or charitable donations or contributions.

                     (x)  Any expenses directly or otherwise paid by Tenant.

     B.   PAYMENT OF RENTAL ESCALATION.

          1. At the end of each year during the Lease Term commencing in 1997, Landlord shall, within ninety (90) days after the end of such year (or calendar year, as determined by Landlord in its discretion) for which rental escalation is due, give written notice thereof to Tenant which notice shall also contain or be accompanied by a computation of such rental escalation. (It is understood that there shall be no payment by Tenant for excess

                Operating Expenses or the estimated rental escalation for Lease on calendar years 1995 and 1996 due to the Base Year determination.)

                2. Tenant shall pay, without further notice or demand, such rental escalation to Landlord within thirty (30) days after receipt of the written notice described in the preceding paragraph.

                3. At Landlord's option, Tenant shall pay, as Additional Rent beginning in calendar year 1998, the estimated rental escalation for the current year of the Lease Term. The amount of estimated rental escalation shall be determined by Landlord based on the amount of Operating Expenses for prior years. Landlord shall notify Tenant of the amount of such estimated escalation at the beginning of each year during the Lease Term, and Tenant shall pay one-twelfth (1/12) of the amount of such estimate each month simultaneously with Tenant's payment of Basic Rent.

                4. Within ninety (90) days after the end of each calendar year during the Lease Term beginning December 31, 1997, Landlord shall render an accounting to Tenant with regard to the estimated rental escalation referred to in paragraph 3 above. If the actual excess Operating Expenses for any such year or partial year, as applicable, are greater than Landlord's estimate described herein, then Tenant shall pay that excess to Landlord as stated herein. Likewise, if the actual excess Operating Expenses are less than Landlord's estimate, then the difference shall be applied to the next succeeding payments of Basic Rent and Additional Rent payable by Tenant hereunder or, if the Lease Term has expired, refunded to Tenant. If additional monies are due by Landlord or Tenant, such monies shall be paid within thirty (30) days after Landlord renders such accounting to Tenant. Tenant, at its sole cost and expense, shall have the right (to be exercised by giving notice to Landlord within sixty (60) days after receipt of the statement of excess Operating Expenses for such previous calendar year or lease year) to audit and/or inspect Landlord's books and records pertaining to items affecting excess Operating Expenses for such preceding calendar year. If the audit discloses any discrepancy then the same shall be reconciled as soon as possible. If the audit reveals that Tenant paid more than 105% of its proportionate share of the actual excess Operating Expenses during the year in question, Landlord shall immediately pay to Tenant the cost of Tenant's audit.

          SEC. 4.5. PAYMENT OF RENT. All sums payable by Tenant to Landlord as rent (either as Basic Rent or as Additional Rent) shall be made by check or draft payable to the order of Landlord. Landlord may change the party to the order of whom any such checks or drafts are to be made payable, or the address to which such checks or drafts are to be mailed, by giving written notice to such effect to Tenant at least ten (10) days prior to the effective date of such change. If any check or draft delivered to Landlord is not honored or paid when presented for payment for any reason other than negligence or fault of Landlord or other proper payee, Landlord may thereafter require all such future payments of Tenant to be made by cash, cashier's check, or United States postal money order.

          SEC. 4.6. SECURITY DEPOSIT. There will be no security deposit paid by Tenant.

          SEC. 4.7. TAXES. Parties other than Tenant shall pay as they become due all taxes, charges, levies, and assessments at any time levied or assessed against the Project by any governmental taxing authority. During the Lease Term, Tenant shall pay as they become due all taxes, charges, levies, and assessments levied or assessed by any governmental authority against any leasehold interest or personal property of Tenant placed in, on, or about the Leased Premises by Tenant, and Tenant shall further pay as they become due all taxes, charges, assessments, and levies (including without limitation franchise, sales, excise and use taxes) in any way stemming from or connected with Tenant's business operations upon the Leased Premises.

          SEC. 4.8. INSURANCE; INDEMNIFICATION

                A. LIABILITY INSURANCE. During the Lease Term, Tenant shall, at Tenant's sole expense, carry and maintain public liability insurance covering the Leased Premises and the business operations conducted upon the Leased Premises (including business operations conducted by Tenant's licensees, concessionaires, and, permitted sublessees) providing coverage in the minimum amount of $1,000,000.00 against liability for injury to or the death of any one person, $1,000,000.00 against liability arising out of any one accident or occurrence, and property damage insurance in the minimum amount required to provide coverage for Tenant's property which is maintained on the Leased Premises. Such insurance shall be written with insurance companies authorized to do business in the State of Texas and acceptable to Landlord, shall include Tenant as insured and Landlord as an Additional Insured; and shall contain a clause that the insurer will not cancel or change such insurance without first giving Landlord a minimum of thirty (30) days' prior written notice. Tenant shall furnish Landlord with copies of the policies or certificates evidencing that such insurance is in full force and effect and stating the terms thereof.

                B. CASUALTY INSURANCE. Landlord shall provide fire and extended coverage insurance policies (in such amounts as are customary under the circumstances but no less than 80% of the replacement value) covering the Project including, without limitation, the Leased Premises, the Improvements, fixtures and equipment installed by Landlord and all common areas and parking areas. Tenant shall provide fire and extended coverage insurance policies (in such amounts a shall equal the replacement value thereof) covering all of Tenant's property which is located in, on, or about the Leased Premises.

                C. INCREASED INSURANCE PREMIUMS. Tenant shall not use or offer products for sale at or from the Leased Premises or engage in activities which may be prohibited by the then approved Texas Standard Form of Fire Insurance Policy or which would result in increased premiums for any of Landlord's insurance policies covering the Project or the Leased Premises.

                D. WAIVER OF SUBROGATION. Notwithstanding any other provision in this lease, neither Landlord nor Tenant shall be liable to the other or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to the Leased Premises, the Building, the Project, or any tangible personal property, even though such loss or damage might have been occasioned by the negligence of Landlord or Tenant, its agents, officers, directors, shareholders, employees, or invitees. Landlord and Tenant agree immediately to give their respective insurance companies which have issued policies of insurance covering risk of physical loss, written notice of the terms of the mutual waivers contained in this section, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of such mutual waivers.

                E. INDEMNITY AND EXCULPATORY CLAUSE. Except as stated in the preceding paragraph D and except as otherwise specifically provided herein, Tenant shall indemnify, hold harmless, and defend Landlord against and from all claims, actions, damages, liability, and expense, including, but not limited to, reasonable attorneys' and other professional fees, in connection with injury to persons or damage to property arising from or related to the occupancy or use of the Leased Premises or any other part of the Project by Tenant caused in whole or in part by any act or omission of Tenant, its officers, agents, contractors, employees, or invitees.

          Except as stated in the preceding paragraph D and except as otherwise specifically provided herein, Landlord agrees to indemnify hold harmless, and defend Tenant against and from all claims, actions, damages, liability, and expense, including, but not limited to, reasonable attorneys' and other professional fees, in connection with injury to persons or damage to property occurring upon any part of the Project caused in whole or in part by any act or omission of Landlord, its officers, agents, contractors, or employees.

          Landlord shall not be liable to Tenant or to anyone claiming by, through, or under Tenant, for any injury or damage caused by the acts or omissions of persons occupying portions of the Project other than the Leased Premises.

                   ARTICLE V: USE AND MAINTENANCE OBLIGATIONS

     SEC. 5.1. USE OF LEASED PREMISES.

          A. DESCRIPTION OF PERMITTED USE. The Leased Premises are leased by Landlord to Tenant, and Tenant shall use the Leased Premises, only for the following purposes:

          General office and computer training use and service call center and all other related uses only and for no other purposes whatsoever. Tenant hereby accepts the Leased Premises and the Project as completely suitable for such purposes. Tenant shall not commit any act on or near the Leased Premises or the Project which constitutes a nuisance nor otherwise allow any nuisance to exist thereon.

          B. USE IN COMPLIANCE WITH LAWS. Tenant shall, at Tenant's own expense, comply with all applicable laws, ordinances, rules, requirements, and regulations of all duly constituted public or semi-public authorities relating to the operation of Tenant's business or the conduct of Tenant's visitors, licensees, agents, and employees now or hereafter in any manner affecting the Leased Premises or the Project whether or not any such laws, ordinances, rules, requirements, and regulations which may be hereafter enacted involve a change of policy on the part of the enacting authority which are applicable solely because of Tenant's use of the Leased Premises beyond the uses described above. Tenant shall not: (1) permit or knowingly allow any unlawful or immoral practice to be carried on or committed on the Leased Premises or the Project by Tenant's employees, agents, officers, directors and invitees; (2) make any use of or allow the Leased Premises or the Project to be used for any purposes that might invalidate or increase the rate of insurance thereof; (3) keep or use or permit to be kept or used on the Leased Premises or the Project any inflammable fluids; (4) use the Leased Premises or the Project for any purpose whatsoever which might create a nuisance or injure the reputation of the Leased Premises or the Project; (5) deface or injure any improvements located on the Leased Premises or the building; (6) overload the floors; nor (7) commit or suffer any waste. Tenant agrees to pay as additional rent any increases in the cost of insurance on the Leased Premises or the Building to Landlord as a result of any unauthorized use of the Leased Premises or the Building by Tenant, but such payment shall not constitute in any manner a waiver by Landlord of Landlord's right to enforce all of the provisions of this Lease. Tenant shall indemnify Landlord for any liabilities, loss, cost, and expense (including court costs and reasonable attorneys' fees) incurred by Landlord as a result of Tenant's violation of the provisions contained in this paragraph.
     Landlord acknowledges that the use by Tenant described in this Lease does not and shall not cause any liability for Tenant under this Section 5.1.B. Tenant may, at Tenant's own expense, contest the validity of any law, ordinance, rule, requirement or regulation of the nature herein referred to. If by the terms of any such law, ordinance, rule, requirement or regulation, compliance therewith may be legally held in abeyance without incurring any lien, charge, or liability of any kind against the fee or leasehold interest in and to the Leased Premises or the Building and without subjecting Tenant or Landlord to any liability for failure so to comply, Tenant may postpone compliance therewith until a final determination in any such proceedings, but only if all such proceedings are prosecuted by Tenant with all due diligence and dispatch and at the sole cost, expense, and risk of Tenant.

          C. TENANT'S USE. Landlord accepts Tenant's permitted use as described herein as an acceptable use and as not being in violation of
     Section 5.1 A. and B. above.

     SEC. 5.2.   MAINTENANCE OF LEASED PREMISES.

          A. MAINTENANCE BY LANDLORD. Landlord shall, at Landlord's sole expense, make all repairs and replacements which may be necessary to maintain in good condition (1) the roof, foundation, structural walls, exterior glass windows, common areas, parking areas and Landlord's related fixtures and improvements located at the Project; (2) all air conditioning and heating equipment (including replacement of air conditioning filters) and plumbing fixtures, and (3) all electrical wiring installed as part of the Improvements, except for repairs required by Tenant's using equipment which requires electricity in excess of the capacity of the installed wiring, and not including any cabling or wiring installed by Tenant to serve Tenant's communications or computer equipment. Landlord shall not be liable to Tenant for any damage resulting from failure to make said repairs unless, prior to the occurrence of such damages, Tenant has given Landlord written notice of the defect and Landlord does not, within ten
     (10) days thereafter, commence such repairs and continue the repairs to completion without unreasonable delays. However, Landlord may not be required to provide any such maintenance, repairs, or replacements which become necessary as a result of any negligence of Tenant (or Tenant's employees, agents or invitees) except as described in this Lease unless such damage is covered by a standard fire and extended insurance policy. If, as a result of the making of any such repairs or replacements, other than those caused by Tenant (or Tenant's employees, agents or invitees), Tenant is deprived of the use of a significant portion of the Leased Premises for a significant period of time, or Tenant's business is interrupted for a substantial period of time, the rent payable by Tenant to Landlord shall be equitably reduced for such period in an amount as determined by Landlord in its reasonable discretion.

          B. ACCESS BY LANDLORD. Tenant agrees to allow Landlord and Landlord's agents, employees and representatives to enter into and upon the Leased Premises during normal business hours or otherwise for the purpose of inspecting the Leased Premises and carrying out Landlord's maintenance obligations. Landlord shall take due care to protect Tenant's privacy and the confidentiality of any information within the Leased Premises. In carrying out Landlord's maintenance obligations, Landlord may use and temporarily store on the Leased Premises all necessary materials, tools and equipment subject to the reduced rental provisions in Section 5.2 above. Landlord may under no circumstances be held liable for inconvenience, annoyance, disturbance or loss of business caused to Tenant or Tenant's guests, business invitees, employees or sublessees by the carrying out of Landlord's maintenance obligations.

          C. MAINTENANCE BY TENANT. Except for any construction to be completed by Landlord pursuant to the terms of this Lease, Tenant agrees to accept possession of the Leased Premises in their present condition and to allow for such changes in condition as may normally be expected to occur through reasonable deterioration between the date of this Lease and the date Tenant actually takes possession of the Leased Premises.
     Landlord warrants that the Leased Premises and any improvements thereto and/or any of Landlord's equipment therein will be in good condition and working order as of the Commencement Date. Tenant shall, at Tenant's sole expense, make all repairs and replacements which may be necessary to maintain in good condition the Leased Premises other than those repairs, replacements, and maintenance which are required by this Lease to be made by Landlord. If Tenant fails to make the repairs or replacements required by this Lease, Landlord is authorized by this Lease to complete such repairs and replacements on behalf of Tenant, and to be reimbursed for the reasonable and customary expenses incurred thereby multiplied by one hundred five percent (105%), with said sum, at Landlord's sole option, to be collectible as Additional Rent, and in such event Landlord may under no circumstances be held liable to Tenant for any damages that Tenant might suffer as a result of such action on the part of Landlord. Upon the termination of this Lease, Tenant shall surrender the Leased Premises to Landlord in good order and repair, reasonable wear and tear excepted. Except as otherwise provided in this Lease, Tenant shall be liable at the time of termination of this Lease for all repairs and replacements which have become necessary as a result of any act of negligence of Tenant (or Tenant's employees, agents, or invitees).

          D. ALTERATIONS. Tenant shall not make any structural alterations, additions, or changes to Landlord's lock system, or other changes to the Leased Premises without Landlord's prior written consent which consent shall not be unreasonably withheld. Tenant may make non-structural alterations to the interior of the improvements constituting part of the Leased Premises without Landlord's prior written consent, but only if: (1) such alterations are accomplished in a good and workmanlike manner at Tenant's sole expense and in accordance with all applicable federal, state and local laws, regulations, ordinances and other promulgations; and (2) such alterations shall not adversely affect the structural strength or market value of the improvements. Title to such alterations (excluding trade fixtures which, except as provided otherwise herein, shall remain the property of Tenant but which shall be removed at the end of the Lease Term without damage to the Leased Premises) shall immediately vest in Landlord at the end of the final day of the Lease Term and shall remain as part of the Leased Premises. However, Landlord may elect to have Tenant remove any or all of such alterations in which event such alterations shall be completely removed by Tenant (without damage to the Leased Premises) by the end of the Lease Term. Tenant shall promptly pay for all work done or materials furnished in connection with the making of any such alterations, additions, or other changes to the Leased Premises, and under no circumstances may any of Tenant's suppliers of work or materials obtain any lien or other claim to Landlord's or Tenant's interest in the Leased Premises or the Project. Landlord's consent to the making of such alterations, additions, or other changes shall not be construed to make Tenant an agent of Landlord with authority to subject Landlord's interest in the Leased Premises to any such lien or other claim. If Tenant shall desire to challenge the amount of the claim or charges of any such supplier or work or material, Tenant shall provide, at Tenant's sole cost and expense, reasonable assurance of payment or release of said claim reasonably satisfactory to Landlord.

     SEC. 5.3. SIGNS

          A. Landlord will furnish and install a suitable building directory and establish suite numbers to facilitate locating and identifying Tenant's premises. In order to effect uniformity, to control the graphics, and to maintain dignified aesthetics, Landlord will also furnish and install at the entrance door to the Leased Premises one uniform suite number plate and name plate. Signs, name plates or graphics which are wholly within the Leased Premises and not visible from the exterior of the Building or from public spaces within the Building will be permitted, to the extent that neither the structure nor the market value of the Leased Premises or the Building will be affected thereby.

          B. Tenant, at Tenant's sole expense, shall have the right to install a sign which is acceptable to Landlord in its reasonable discretion identifying Tenant on the exterior parapet of the Building. Tenant agrees that no other sign of any description shall be erected or painted in or about the Leased Premises or the Project unless previously approved in writing by Landlord. Tenant shall, at Tenant's expense, remove all signs at the termination of this Lease, and the installation and removal shall be in such manner as to avoid any injury, defacement or overloading of the Building or other improvements.

                         ARTICLE VI: SPECIAL PROVISIONS
     SEC. 6.1. ASSIGNMENTS AND SUBLEASES.

                A. BY TENANT. Tenant may assign or sublet all or any part of the Leased Premises with prior notice to Landlord pursuant to a transfer of a majority interest in outstanding shares of stock of Tenant or the merger or dissolution of Tenant, or to a subsidiary of Tenant or the holder of the majority of the outstanding shares of stock of Tenant. Otherwise, Tenant shall not assign this Lease nor sublease any part or all of the Leased Premises without Landlord's prior written consent which consent shall not be unreasonably withheld. Consent by Landlord to one assignment or sublease shall not be construed as meaning consent to further assignments or subleases. Regardless of any such assignment or sublease, Tenant shall remain liable to Landlord for the full performance of all of the provisions of this Lease. Any attempted unpermitted sublease or assignment shall, at Landlord's election, be null and void and without any binding effect.

          B. BY LANDLORD. Landlord may at any time convey, assign, or encumber the Leased Premises, the Project and/or Landlord's rights under this Lease. In the event of any such conveyance or assignment (other than a conveyance or assignment as collateral security for an indebtedness), Landlord shall be completely relieved from all obligations placed on Landlord by this Lease, including, without limitation, the return of any security deposits, effective the date of such conveyance or assignment but only to the extent that any assignee or mortgagee assumes the obligations of Landlord under this Lease.

     SEC. 6.2. FORCE MAJEURE. In the event that Landlord or Tenant shall be delayed or hindered in or prevented from the performance of any of their respective obligations anywhere herein contained by reason of: (1) the destruction, in whole or in part, of any improvements forming a part of the Leased Premises; (2) strikes; (3) lockouts; (4) labor troubles; (5) war, whether declared or undeclared; (6) riot; (7) Act of God; (8) embargoes; (9) delays in transportation; (10) inability to procure materials and/or labor;
(11) failure of power; (12) restrictive governmental laws or regulations, whether valid or not; (13) insurrection; or (14) any other reason (other than financial) beyond the reasonable control of such party, and not the fault of the party so delayed or hindered in or prevented from performing work or doing acts otherwise required under this Lease, then performance of such work or doing of such acts shall be excused for the period of the delay, and the period for the performance of such work or doing such acts shall be extended for a period equivalent to the period of such delay; provided, however, that the provisions of this Section shall not operate so as to excuse or release Tenant from the prompt payment of rentals or other sums required to be paid by Tenant to Landlord or to other payees anywhere hereunder.

     SEC. 6.3. ESTOPPEL CERTIFICATE. Within ten (10) days after written request therefor by Landlord (in connection with a proposed conveyance or encumbering of the Building by Landlord) Tenant shall deliver to Landlord (or Landlord's nominee) in recordable form an Estoppel Certificate certifying (if such be the case) that this Lease is unmodified and in full force and effect and the dates to which the Basic Rent, Additional Rent, and other charges have been paid, and stating whether or not to the knowledge of the signer of such certificate Landlord is in default in the performance of any provision contained in this Lease, and, if so, specifying each such default of which the signer may have knowledge, and any other matters which Landlord may request. Tenant shall not be required to deliver more than two (2) estoppel certificates in any year of the Lease Term. Thereafter, for each request Landlord shall prepay Tenant $500 to cover some of the administrative expense incurred by Tenant in supplying such Estoppel Certificates. If Tenant, for any reason, fails to do so upon request, if Landlord gives Tenant written notice of such failure and such failure continues for an additional ten (10) days after such notice, Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact for the sole and limited purpose of executing such Estoppel Certificate on behalf of Tenant with full power and authority to execute, acknowledge, and deliver any such Estoppel Certificate in the name of and on behalf of Tenant.

     SEC. 6.4. SUBORDINATION OF LEASE. If Landlord is required by the holder of any note secured by a mortgage, deed of trust, or other lien now or hereafter given by Landlord covering the Leased Premises to subordinate this Lease to such mortgage, deed of trust, or other lien (and to all advances hereafter made in connection therewith), Tenant shall, after ten (10) days' written request therefor, execute and deliver such instruments as Landlord determines may be necessary to effect such subordination on the condition that Landlord's mortgagee (i) recognizes this Lease, and (ii) agrees that all rights of Tenant under this Lease shall remain in full force and effect notwithstanding any subordination thereof to such mortgagee's lien, and that Tenant may continue its occupancy of the Leased Premises in accordance of the terms and the provisions of this Lease, so long as Tenant continues to pay rent and otherwise performs its obligations under this Lease, and (iii) covenants that it will not disturb Tenant's right of possession during the term of the Lease or any renewal or extension thereof provided for herein so long as Tenant is not in default under any of the terms, covenants or conditions of this Lease. Landlord hereby represents to Tenant that there is no item of current mortgage, deed of trust lien or other similar financing agreement other than those for which Landlord shall have obtained a Non-Disturbance Letter pursuant hereto, which prohibits or restricts in any manner Tenant's use and enjoyment of the Leased Premises pursuant to the terms and conditions of this Lease. If Tenant, for any reason, fails to do so upon request, if Landlord gives Tenant written notice of such failure and such failure continues for an additional ten
(10) days after such notice, Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact for the sole and limited purpose of executing such subordination instrument on behalf of Tenant with full power and authority to execute, acknowledge, and deliver any such instrument in the name of and on behalf of Tenant on the condition that such instrument contains items (i), (ii), and (iii) in this Section.

Landlord will use all reasonable efforts to obtain a non-disturbance and attornment agreement from the holders of all existing liens on the Building containing items (i), (ii), and (iii) in this Section.

     SEC. 6.5 LANDLORD'S LIEN. In order to secure Tenant's payment of rent and other payment obligations under this Lease, in addition to Landlord's statutory landlord's lien, Tenant hereby grants to Landlord a contractual security interest, pursuant to the Uniform Commercial Code of the State of Texas, in all tangible personal property of the Tenant now or hereafter located in the Leased Premises (the "Collateral"). Upon an Event of Default (as hereinafter defined) by Tenant, Landlord may take possession of the Collateral, and may sell all or part of the Collateral at a public or private sale, in one or more sales, with or without notice, to the highest bidder for cash, and, on behalf of Tenant, convey the Collateral to the highest bidder. The proceeds of the sale of the Collateral shall be applied by Landlord toward the reasonable costs and expenses of the sale, including but not limited to reasonable attorney's fees, and then toward the payment of all sums then due by Tenant to Landlord under the terms of this Lease. Any excess remaining shall be paid to Tenant or any other person entitled thereto by law.

Landlord, in addition to the rights prescribed in the preceding paragraph, shall have all the rights granted a secured party under the Uniform Commercial Code. Tenant will, on request, execute and deliver to Landlord a financing statement for the purpose of perfecting Landlord's contractual security interest under this Lease, or Landlord may file this Lease or a copy thereof as a financing statement. Landlord and Tenant agree that any requirement for reasonable notice shall be met if such notice is given by ten
(10) days written notice, certified mail, return receipt requested to Tenant at Tenant's address hereinafter specified.

If any of Tenant's equipment is leased from or financed by an unrelated third-party institution, Landlord agrees to subordinate Landlord's liens and security interests in such equipment to the rights of such financial institution. Within ten (10) days' after written request therefor, Landlord shall execute and deliver such instruments as the party providing such leasing or financing reasonably requires to effect such subordination. If Landlord, for any reason, fails to do so upon request, if Tenant gives Landlord written notice of such failure and such failure continues for an additional ten (10) days after such notice, Landlord hereby irrevocably appoints Tenant as Landlord's attorney-in-fact for the sole and limited purpose of executing such instruments on behalf of Landlord with full power and authority to execute, acknowledge, and deliver any such instruments in the name of and on behalf of Landlord.

Tenant has advised Landlord that Tenant may purchase equipment for the benefit of Tenant's customers using the customers' funds for such purpose, that such equipment is the property of such customers, and that, upon termination of the contracts with such customers, such equipment is to be delivered to such customers. Landlord agrees that any such equipment shall not be subject to Landlord's liens or security interests.

     SEC. 6.6. PARKING FOR TENANT. Landlord shall provide a minimum of two hundred (200) uncovered parking spaces adjacent to the Building in addition to fifteen (15) parking spaces in the parking garage reserved for the exclusive use of the Tenant. Tenant and Tenant's employees, agents, and invitees shall park their cars only in areas specifically designated by Landlord from time to time. Upon written request by the Landlord, Tenant shall furnish to Landlord within ten (10) days of such request the automobile license numbers assigned to Tenant's cars and the cars of all of Tenant's employees and agents.

Notwithstanding anything else stated in this Lease, in the event that any portion of the parking spaces to be provided to Tenant hereunder or access thereto is taken by eminent domain or purchase in lieu thereof or any other reason, then Landlord shall replace either the parking places on other land on the Project by re-striping the number of parking spaces so taken or lost. Should Landlord be unable to restore the parking spaces as stated above and this Lease is not terminated by any other provision contained herein, then Tenant may terminate this Lease at its option if it shall provide written notice thereof to Landlord on or before sixty (60) days from its receipt by Tenant of Landlord's notice of inability to so restore.

     SEC. 6.7. RULES OF PROJECT. Tenant agrees to comply with all rules and regulations currently or hereafter established by Landlord for the operation of the Project of which the Leased Premises are a part. A copy of any current Rules and Regulations is attached as Exhibit "B" and incorporated herein by reference. Landlord agrees to enforce the same Rules and Regulations equally with regard to all tenants of the Project.

                      ARTICLE VII: DAMAGE AND CONDEMNATION

Sec. 7.1. DAMAGE TO LEASED PREMISES.

     A. SUBSTANTIAL DAMAGE. If the improvements constituting part of the Leased Premises are damaged by fire or other casualty to the extent of fifty percent (50%) or more of their replacement cost, as determined by either party in its sole and reasonable discretion, then either Tenant or Landlord may elect, by written notice delivered to the other no later than ninety (90) days after such damage to terminate this Lease. In such event, no rent shall be owing by Tenant to Landlord for the period beginning on the day of such damage, unless Tenant shall have continued or have been able to continue to occupy the Leased Premises during said period, in which case, the reduced amount of rent shall be owing until the date of said termination.

     B. PARTIAL DAMAGE. If the improvements constituting part of the Leased Premises are damaged by fire or other casualty to the extent of less than fifty percent (50%) of their replacement cost (or if such damage is greater but both parties fail to exercise the election given in paragraph A above), then Landlord shall proceed with due diligence to restore such improvements to substantially their previous condition and shall deliver possession of such improvements to Tenant as soon as such restoration has been completed. Should Landlord elect to repair or restore, the rental hereunder shall be adjusted in proportion to the amount of floor space which Tenant cannot use, as determined by Landlord, until such repairs are substantially complete and all permits and certificates necessary for Tenant's occupancy of the entire Leased Premises are issued. If such damage has been so slight that Tenant's occupancy of the Leased Premises is not significantly interfered with, the rental hereunder shall continue to be paid as herein provided. Notwithstanding the foregoing provisions of these Sections 7.1.A. and B., Tenant agrees that if the Leased Premises or any other portion of the Project is damaged by fire or other casualty resulting from the fault or negligence of Tenant or any of its agents, employees or invitees, then the damage shall be repaired at the sole cost and expense of Landlord's insurer, except that Tenant shall pay any deductible not exceeding $5,000.00, and there shall be no adjustment of rent before or during the repair of such damage or during the remainder of the Lease Term in the event said damage is not repaired.

SEC. 7.2. CONDEMNATION OF LEASED PREMISES.

     A. TOTAL CONDEMNATION. If all of the Leased Premises are taken under any eminent domain proceedings, this Lease shall terminate on the date title to the Leased Premises vests in the condemning authority. There shall be refunded to Tenant any portion of prepaid rent covering the period subsequent to such date of termination. Tenant shall not be entitled to any of the condemnation award other than the amount, if any, equal to the value of Tenant's leasehold estate which is awarded to Tenant by the condemning authority for the value of said leasehold estate, moving cost and the value of Tenant's improvements to the Leased Premises.

          B. PARTIAL CONDEMNATION. If twenty percent (20%) or less of the Leased Premises is taken under any eminent domain proceeding, Landlord and Tenant shall each receive such portion of the condemnation award as may be expressly allocated to such party; but if there be no such separate award, then the condemnation award shall be fairly and equitably apportioned between Landlord and Tenant in accordance with the damage caused to said parties' interest in the Leased Premises as a result of such taking. If more than twenty percent (20%) of the Leased Premises (but less than all of the Leased Premises) is taken under any eminent domain proceeding, Tenant shall, within sixty (60) days after Tenant first receives notice of the condemnation, elect (by written notice delivered to Landlord) either to terminate this Lease on the date title to the Leased Premises vests in the condemning authority, or continue this lease as to that portion of the Leased Premises not taken by the condemning authority. If Tenant fails to elect within the thirty-day period, this Lease shall automatically be continued in full force and effect as to that portion of the Leased Premises not taken by the condemning authority. In the event Tenant elects to terminate this Lease, then there shall be paid to Tenant a portion of any prepaid rent and a portion of the condemnation award in the same manner as provided above in the event of a total condemnation. In the event this Lease is continued, the Basic Rent payable by Tenant to Landlord shall be reduced by an amount determined by taking the ratio which the number of square feet of the Leased Premises actually taken by the condemning authority bears to the total number of square feet of the Leased Premises originally contained in the Leased Premises and multiplying said ratio by the amount of Basic Rent.


                             ARTICLE VIII: DEFAULT

     SEC. 8.1. EVENTS OF DEFAULT. An "Event of Default" will be deemed to have occurred upon the happening of any of the events or conditions designated herein, or any one of the following events or conditions:

          A. Tenant abandons the Leased Premises or allows them to remain unoccupied for a continuous period of twenty (20) days and fails to pay rent and any increased insurance premiums resulting from such vacancy.

          B. Any Basic rent or Additional Rent remains unpaid ten (10) days after written notice of such fact forwarded to Tenant; provided, however, in no event shall Landlord be required to give said notice and additional ten (10) days more than two (2) times per calendar year for the failure to pay said rent on the date it is due and payable to constitute an Event of Default;

          C. Tenant makes an assignment for the benefit of creditors, becomes insolvent, commits an act of bankruptcy, files for bankruptcy, or involuntary bankruptcy proceedings are instituted or threatened against Tenant or any guarantor of Tenant's obligations hereunder; or Tenant's leasehold estate in the

     Leased Premises or Tenant's assets are attached or otherwise levied upon or placed in the hands of a receiver or other representative of a court; or

          D. Tenant fails to comply fully with all of the provisions of this Lease or the Rules and Regulations, currently or hereafter promulgated by Landlord, to be observed by Tenant; Landlord gives Tenant written notice of such failure; and Tenant fails to cure such failure within thirty (30) days thereafter (unless such cure cannot be accomplished within such thirty-day period in which event Tenant shall have not more than an additional ninety (90) days to cure such failure if Tenant commences such curative action within such thirty (30) day period and diligently pursues such curative action to completion.

     SEC. 8.2. DEFAULT BY LANDLORD. The following shall be deemed to be events of default by Landlord under this Lease: (i) Landlord shall fail to comply with any material term, provision or covenant of this Lease, and the failure is not cured within thirty (30) days after written notice to Landlord; provided, however, no such default shall exist if, within such thirty (30) day period, Landlord commences the required action and continues to pursue such action diligently and without interruption thereafter, but the failure must be cured within ninety (90) days after such written notice to Landlord.


                              ARTICLE IX: REMEDIES

Upon the occurrence of any Event of Default by Tenant, Landlord shall have the option to do any one or more of the following without any notice or demand, in addition to and not in limitation of any other remedy permitted by law or by this Lease.

     SEC. 9.1. LANDLORD'S RIGHT TO CURE DEFAULT. Upon the occurrence of an Event of Default, and at any time thereafter during the continuance of any Event of Default, Landlord may, but shall not be obligated to (without any requirement of giving notice to Tenant), take whatever steps may be necessary to cure any and all such Events of Default and, in order to accomplish this purpose, may enter upon the Leased Premises without being liable to prosecution or any claim for damages therefor except those caused by the gross negligence or willful misconduct of Landlord, its agents, employees, representatives, contractors, subcontractors and consultants. Such action on Landlord's part may in no event be construed as a waiver by Landlord of any of Tenant's obligations under this Lease. All sums expended by Landlord in curing any and all such Events of Default (including reasonable attorney's fees and related legal costs), together with interest thereon at the maximum lawful rate per annum (unless there is no maximum rate of interest provided by law with respect to such amount, in which event such amount shall bear interest at the rate of 1-1/2% per month) from the date of the making of any such expenditure to the date of repayment thereof to Landlord, shall be deemed Additional Rent and shall be payable to Landlord ten (10) days after written demand therefor given the Tenant, and the failure to do so shall constitute an Event of Default.

     SEC. 9.2. LANDLORD'S RIGHT TO RE-ENTER. Upon the occurrence of an Event of Default, and at any time thereafter during the continuance of any Event of Default, Landlord may (without any requirement of giving notice to Tenant) re-enter and repossess the Leased

Premises, by picking or changing locks if necessary, remove therefrom Tenant and all those claiming under Tenant, and remove and store in public warehouses or elsewhere at Tenant's expense all property found in or upon the Leased Premises. Landlord may accomplish all this without resort to legal process and without being deemed guilty of trespass or becoming liable to Tenant or others for any resulting loss or damage, and without terminating this Lease (unless expressly provided otherwise herein) or otherwise affecting the obligations of the Tenant for the unexpired term of this Lease, including without limitation, liability for unaccrued rent.

     SEC. 9.3. LANDLORD'S ELECTION TO TERMINATE OR RELET. Upon the occurrence of an Event of Default, whether or not Landlord re-enters the Leased Premises as above provided, Landlord may:

          A. Terminate this Lease by giving Tenant written notice to such effect in which event all of Tenant's rights under this Lease shall cease, in which event Tenant shall immediately surrender the Leased Premises to Landlord, but if Tenant shall fail so to do, Landlord may without notice and without prejudice to any other remedy Landlord may have for possession or arrearage in rent, enter upon and take possession of the Leased Premises and expel or remove Tenant and its property and other effects without being liable to prosecution or any claim for damages therefor and Tenant agrees to indemnify Landlord for all loss and damage which Landlord may suffer by reason of such termination whether through inability to relet the Premises or otherwise, and to pay the aforementioned accelerated rental amounts to Landlord on demand. Tenant shall, within ten (10) days after the receipt of such aforementioned written notice, pay to Landlord as liquidated damages a sum of money equal to the Basic Rent plus the Additional Rent for the balance of the Lease Term less the fair rental value of the Leased Premises, for such period; or

          B. Take possession of and relet the Leased Premises, or any part thereof, as the agent of Tenant, without terminating this Lease and without being liable for prosecution or any claim for damages therefor for such terms (which may extend beyond the maximum Lease Term provided for in this Lease) as Landlord may, in Landlord's sole discretion, deem advisable and at such rental which Landlord can negotiate. All rents received by Landlord from such releasing shall be applied: (1) first to the payment of all expenses incurred in connection with such re-entering and reletting (including without limitation all repairs, renovations, alterations and modifications helpful in reletting the Leased Premises, and attorney's fees and related legal costs) together with interest on any sums so advanced computed at the highest lawful rate per annum (unless there is no maximum rate of interest provided by law with respect to such amount, in which event such amount shall bear interest at the rate of 1-1/2% per month) from the date of the expenditure of such sums until such payment is received by Landlord; and (2) second to the payment of all past due Basic Rent and Additional Rent. If the rent received by Landlord from such reletting for any month be less than that owing by Tenant under this Lease for such month, Tenant shall pay the deficiency to Landlord within ten
     (10) days after written demand therefor (and if Tenant fails to do so, interest shall run on such deficiency as set forth above in this Paragraph). So long as Tenant has not received Landlord's written notice of termination, Landlord will be deemed to have elected to relet the Leased Premises. Notwithstanding any reletting by Landlord, Landlord may at any time decide to terminate this Lease if an Event of Default remains uncured at such time. Notwithstanding anything contained herein to the contrary, Landlord shall have no duty to relet the Leased Premises, and the failure of Landlord to relet the Leased Premises shall not release or affect Tenant's liability for the payment of Basic Rent, Additional Rent, or any other charges due hereunder or for damages.

     SEC. 9.4. CHANGE OF LOCKS. Following any uncured Event of Default as aforesaid (and, if the Event of Default is non-monetary, ten (10) days after an additional notice and opportunity to cure such Event of Default) Landlord may alter locks and other security devices at the Leased Premises. Tenant agrees that entry may be gained for this purpose through use of a duplicate master key or any other peaceable means, that same may be conducted out of the presence of Tenant if Landlord so elects, that no notice shall be required to be posted by the Landlord on any door to the Leased Premises (or elsewhere) disclosing the reason for such action or any other information, and that Landlord shall not be obligated to provide a key to the changed lock to Tenant except during Landlord's business hours and unless Tenant shall have first:

                (i) brought current all payments due to Landlord under this Lease; provided, however, that if Landlord has theretofore formally and permanently repossessed the Leased Premises pursuant to subparagraph 9.3(b), or has terminated this Lease pursuant to subparagraph 9.3(a), then Landlord shall be under no obligation to provide a key to the new locks to Tenant regardless of Tenant's payment of past-due rent or other past-due amounts, damages, or any other payments or amounts of any nature or kind whatsoever; and

                (ii) fully cured and remedied to Landlord's reasonable satisfaction all other defaults of Tenant under this Lease.

Landlord will, upon written consent by Tenant, during normal business hours and upon Tenant's execution and delivery of such waivers as Landlord may reasonably require, at Landlord's option either (i) escort Tenant or its specifically authorized employees or agents to the Leased Premises to retrieve personal belongings and effects of Tenant's employees, and property of Tenant that is not subject to the Landlord's lien and security interest or (ii) obtain from Tenant a list of such property described in (i) above, and arrange for such items to be removed from the Leased Premises and made available to Tenant at such place and at such time in or about the Premises or the Project as Landlord may designate; provided, however, that if Landlord elects option (ii), then Tenant shall be required to pay to Landlord (a) the estimated costs that Landlord will incur in removing such property from the Leased Premises and making same available to Tenant at the stipulated location, and (b) all moving and/or storage charges theretofore incurred by Landlord with respect to such property. The provisions of this Section 9.4 are intended to override and supersede any conflicting provisions of the Texas Property Code (including, without limitation, Section 93.002 thereof, and any amendments or successor statutes thereto), and of any other law, to the maximum extent permitted by applicable law.

Pursuit of any of the foregoing remedies in this Article 9 shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law.

     SEC. 9.5. TENANT REMEDIES. Upon the occurrence of any event of Landlord's default set forth in Section 8.2 hereof, in addition to other remedies available under law or equity, Tenant shall have the option to (i) cure such default and invoice Landlord the reasonable cost incurred by Tenant in so doing, and/or (ii) seek an order from a court for specific performance to cure such default, and the reasonable cost incurred by Tenant shall be invoiced to Landlord. If Landlord fails to pay such invoices within sixty (60) days after delivery to Landlord, and if Tenant obtains a final judgment or arbitration award for such amount against Landlord, if such final judgment or arbitration award is not promptly paid, Tenant may offset the amount of such judgment against future Basic and Additional Rent. Landlord and Tenant agree that Tenant's right to remedies for Landlord's default as provided in this Section
9.5 shall be determined by arbitration conducted in Dallas, Texas in accordance with the rules of the American Arbitration Association or such other rules as Landlord and Tenant may agree upon.


                      ARTICLE X: MISCELLANEOUS PROVISIONS

     SEC. 10.1. NOTICES

          A. All notices allowed or required to be given hereunder must be in writing and dispatched by United States certified mail, return receipt requested, to the addresses shown below. Either party hereto may change the address to which any such notice is to be addressed by giving notice in writing, as provided herein, to the other party of such change. Any notice or document required or permitted to be delivered by this Lease shall be deemed to be delivered (whether or not actually received) when deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at the respective addresses set out below:

          B. All rent and other payments required to be made by Tenant shall be payable to Landlord at the address set forth below, or any other address Landlord may specify from time to time by written notice delivered to Tenant. All payments required to be made by Landlord to Tenant shall be payable to Tenant at the address set forth below, or at any other address within the United States as Tenant may specify from time to time by written notice.

                Landlord:

                Dallas Lyndon Corporation
                10925 Estate Lane, Suite 100
                Dallas, Texas 75238
                Attn: J. Clifton Whisnant

                Tenant:

                National TechTeam, Inc.
                10945 Estate Lane
                Dallas, Texas 75238
                Attn: William Crampton

                and

                22000 Garrison
                Dearborn, Michigan 48124
                Attn: Lawrence A. Mills

     SEC. 10.2. WAIVER. The waiver by either Landlord or Tenant of any provision of this Lease shall not be deemed to be a waiver of any other provision. The subsequent acceptance of Basic Rent or Additional Rent by Landlord from Tenant may under no circumstances be deemed to be a waiver of any preceding breach (including, without limitation, the failure to pay said Basic Rent or Additional Rent in accordance with the terms of this Lease) by Tenant of any provision hereof regardless of Landlord's knowledge of such preceding breach at the time of the acceptance of such rent. No provision of this Lease may under any circumstances be deemed to have been waived by any party hereto unless such waiver is in writing and signed by the party charged with such waiver. Acceptance of any payment in an amount less than that portion then owing under this Lease shall be deemed an acceptance on account only and not a waiver regardless of any notation contained on such means of payment to the contrary; and the failure to pay the entire amount then due shall constitute an Event of Default.

     SEC. 10.3. ENTIRE AGREEMENT AND AMENDMENTS. This Lease constitutes the entire agreement between Landlord and Tenant, and there are no other covenants, agreements, promises, terms, provisions, conditions, undertakings, or understandings, either oral or written, between them concerning the Leased Premises other than those herein set forth. No subsequent alteration, amendment, change, deletion or addition to this Lease shall be binding upon Landlord or Tenant unless in writing and signed by both Landlord and Tenant.

     SEC. 10.4. NO JOINT VENTURE. Nothing herein contained shall be deemed to constitute Landlord a partner of Tenant in the conduct of Tenant's business or a joint venturer or a member of a joint enterprise with Tenant.

     SEC. 10.5. PARTIAL INVALIDITY. If any provision of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such affected provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and shall be enforced to the fullest extent permitted by law. It is further the intention of Landlord and Tenant that if any provision of this Lease is capable of two constructions, one of which would render the provision void and other of which would render the provision valid, then the provision shall have the meaning which renders it valid.

         SEC. 10.6. BROKER'S COMMISSION. Landlord and Tenant each represent and warrant to the other that there are no claims for brokerage commissions or finder's fees in connection with the execution and delivery of this Lease other than Revest Management Services, Inc. and Grubb & Ellis Company, all such commissions to be paid by Landlord pursuant to separate written agreements. Landlord agrees to indemnify and hold harmless Tenant from and against any liability or claim, whether meritorious or not, arising with respect to any broker or agent whose claim arises by, through or on behalf of Landlord including, without limitation, the aforementioned commission obligations. Tenant agrees to indemnify and hold harmless Landlord from and against any liability or claim, whether meritorious or not, arising with respect to any broker or agent whose claim arises by, through or on behalf of Tenant excluding specifically the aforementioned commission obligations of Landlord.

         SEC. 10.7. HEADING, CAPTIONS, ETC. The headings, captions, and numbering system, used in this Lease are inserted only as a matter of convenience and may under no circumstance be considered in interpreting the provisions of this Lease.

         SEC. 10.8. NO SETOFF. Except as provided herein, Tenant may under no circumstances have any right of setoff or deduction against any payments payable by Tenant to Landlord under any of the terms, provisions, conditions and covenants of this Lease, but instead Tenant may register a protest in connection with any payments being made and/or pursue its other remedies under this Lease, at law or in equity.

         SEC. 10.9. HOLDING OVER. Any holding over of the Leased Premises, or any part thereof, by Tenant after the expiration of this Lease (for whatever reason such termination may occur) shall be construed only as a tenancy from day to day, terminable at the will of Landlord, at a daily rental of one hundred fifty percent (150%) of the Basic Rent plus the amount of Additional Rent payable during the last month of the term, as determined on a prorated daily basis, and otherwise subject to the terms of this Lease applicable to tenancies at sufferance.

         SEC. 10.10. PLACE OF PERFORMANCE. The duties and obligations herein contained are performable in Dallas County, Texas, and venue for any action hereunder shall be in Dallas County, Texas.

         SEC. 10.11. BUILDING IMPROVEMENTS. Tenant's architects are preparing the plans and specifications (the "Plans") for the improvements to be made to the Leased Premises (the "Improvements"). Tenant shall pay the entire cost of the architectural services, including all engineering, consulting, and other expenses Tenant's architects may incur in connection with preparation of the Plans. The Plans will be subject to Landlord's reasonable approval. When the final Plans have been agreed upon, they shall be signed by Landlord and Tenant to indicate their approval. Landlord will pay $391,992 (the "Tenant Finish Allowance") (based upon $12.00 per rentable square foot of the Leased Premises) of the cost of the Improvements to be made pursuant to the Plans including, but not limited to, millwork, fixtures, equipment, draperies, utilities and hook-ups, all other finish work shown on the Plans, construction management and administration fees, occupancy and relocation expenses, and any other costs incurred by Tenant in occupying the Leased Premises. Included in the cost of the Improvements, Tenant will address the following items normally considered base building costs: any upgrades to restrooms required to meet ADA or TAS compliance, life safety devices located within the Leased Premises, and all other items within the Leased Premises pertaining to building permits, certificates of occupancy, ADA or TAS compliance, or any other permit or permits, certificates of occupancy, ADA or TAS compliance, or any other permit or governmental approval process. Any additional improvements made to the base building as mandated by applicable building codes, regulations, statutes, or ordinances, ADA, TAS, or other similar laws will be timely completed by Landlord at its sole cost and expense not from the Tenant Finish Allowance but as defined in Section 2.2. Additional improvements may include, but are not limited to, upgrades to the building fire control systems, elevators, entries and exits, parking lots, and all other items outside the Leased Premises pertaining to building permits, certificates of occupancy, ADA, or TAS compliance.

Landlord and Tenant shall agree upon the contractor to be used for the Improvements and the form of the construction contract (the "Contract"). The Contract shall be between the contractor and Landlord as Owner and shall contain, among other things, a standard one-year warranty by the Contractor against defects in workmanship or materials. Upon approval of the Contract, no change shall be made to the terms of the Contract without the consent of Tenant and Landlord including, without limitation, those affecting the contract sum. The Contract shall provide that all payments to the contractor shall be made jointly by Landlord and Tenant, and Tenant shall be a party to the Contract to evidence Tenant's approval of the contract and Tenant's agreement to make such payments. Landlord shall pay that part of each payment which bears the same proportion to such payment as $391,992 bears to the total contract price, as such price may be amended. Tenant shall pay the full cost incurred pursuant to any change orders or extras. In the event of a price reduction, it is understood that Landlord will in any event pay $391,992 of the cost of the Improvements.

Landlord shall require the contractor to perform all work and supply all equipment, materials fixtures and other items shown on the Plans in a good and workmanlike manner and in compliance with all applicable laws, rules, codes, ordinances and regulations. Landlord will rely on Tenant's architect to assure that the Improvements, fixtures, equipment, and other work set forth in the Plans comply with the Americans With Disabilities Act, The Architectural Barriers Act of the State of Texas and other similar laws. As and to the extent provided in Section 2.2 hereof, and not as part of the Tenant Finish Allowance, Landlord shall do the work, if any, required on the Building or the Project to enable all necessary approvals and permits required from governmental agencies to be obtained.

Landlord agrees that, immediately upon execution of the Contract and issuance of all required permits and approvals, Landlord shall cause the contractor to commence and diligently carry forward the work provided for in the Contract so as to achieve the completion date specified in the Contract. Landlord agrees, and the Contract shall provide, that Tenant's representatives shall have full authority with regard to the progress and scheduling of the work with the Contractor. If the time for completion of the work to the point of initial occupancy of a portion of the Leased Premises is extended for reasons not caused by Landlord or Contractor and without the written agreement of Landlord, Tenant shall pay Basic Rent on a per diem basis at the rate provided for the first five months of the Lease Term for the number of days of such extension in addition to the Basic Rent payable beginning on the date of such initial occupancy. The completion date shall be that date when the Improvements have been finally completed in accordance with the Plans and a complete and unconditional certificate of occupancy has been issued by the City of Dallas allowing occupancy by the Tenant of the entire Leased Premises. At any time prior to the completion date when construction of the Improvements has reached a status satisfactory to Tenant, Tenant shall have the option to occupy a portion of the Leased Premises upon written notification to Landlord and subject to the provisions of Section 3.1 hereof. The term of this Lease and all obligations of Landlord and Tenant with regard to the actual occupancy of the Leased Premises shall commence upon such occupancy, including, without limitation Tenant's obligation to pay the Basic Rent. Landlord shall continue the construction of Improvements until final completion and issuance of the complete and unconditional certificate of occupancy for Tenant's occupancy of the Leased Premises as provided in the Plans, the Contract, and this Lease.

         SEC. 10.12. RIGHT OF FIRST REFUSAL AND OPTION TO EXPAND. Landlord hereby grants to Tenant the Right of First Refusal and Option to Expand into



                 (i) the Pocket Sandwich Shop space in the Building containing 1,642 rentable square feet should it become available; and

                 (ii) at any time after December 25, 1995, the approximately 1,395 rentable square feet of space remaining within the Building not within the Leased Premises

The rental rate for these respective spaces will be the same as the then-current Basic and Additional Rent rate provided in this Lease at the time such space is occupied. If Landlord desires to lease any of such space to a third party, Landlord shall first notify Tenant in writing of its intention to offer either space for lease. Tenant shall have twenty (20) days from receipt of such notice to notify Landlord in writing of Tenant's intent to exercise its right of first refusal. If Tenant does not exercise its right of first refusal and Landlord enters into a lease with a bona fide third party for such space within sixty (60) days after having given notice to Tenant, then Tenant's right of first refusal as to the space described in the notice from Landlord to Tenant shall terminate. If Landlord does not enter into such a lease within said sixty (60) day period or upon the termination of the lease with such bona fide third party, the rights granted to Tenant shall continue in force or be re-established. If Tenant elects to exercise its right of first refusal to lease any or all such space, the term for such space shall expire upon the expiration of the Lease Term. Such space shall be subject to all of the terms, covenants and conditions of this Lease. Within twenty (20) days from the date of Tenant's election to exercise its right of first refusal, Landlord and Tenant shall execute a modification and ratification of this Lease to include the additional space. Thereafter, within a reasonable time, Landlord and Tenant shall execute plans and specifications, change orders showing construction costs to be paid by Tenant (which shall be the amount by which the costs of construction exceed the amount Landlord will pay for such construction on a per square foot basis) and other documents Landlord and Tenant agree are necessary and appropriate. Landlord shall not pay more than Nine Dollars
($9.00) per rentable square foot for the improvements to such additional space, such allowance to decline by 15 cents per square foot per month each month after January 1, 1996, until such option is exercised by Tenant. Tenant may at any time give Landlord notice of its desire to expand into all or a portion of the described refusal/expansion space under all applicable terms and provisions hereof.

         SEC. 10.13. COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which will for all purposes be deemed to be an original and all of which shall constitute one agreement.

EXECUTED this 17th day of August, 1995.

LANDLORD:                                         TENANT:

DALLAS LYNDON CORPORATION                         NATIONAL TECHTEAM, INC.

By:  Revest Management Services, Inc.
     Agent                                        By: Lawrence A. Mills
                                                     -------------------------
                                                      Lawrence A. Mills
                                                      Chief Operating Officer

     By:
        --------------------------
          J. Clifton Whisnant
          President

                                  EXHIBIT "A"

                          PROJECT - LEGAL DESCRIPTION

BEING a tract of land situated in the City of Dallas and being or intended to be all Lot 9, Block B/8051, Shelton/Dallas Northeast Addition, an addition to the City of Dallas, Dallas County, Texas, according to the Map thereof recorded in Volume 84059, Page 3086 of the Map Records, Dallas County, Texas, said Lot 9 being more particularly described by metes and bounds as follows:

BEGINNING        at a 1/2-inch capped steel rod with NEBTEX stamped in said cap and being the Northeast corner of said Lot 9, said POINT OF
                 BEGINNING also being on the Southerly R.O.W. line of Estate
                 Lane (a 60 foot R.O.W.);

THENCE South 35 degrees 02 minutes 55 seconds West (called South 35 degrees 00 minutes 40 seconds West), along the easterly line of said Lot 9, a distance of 689.98 feet (called 690.00 feet) to a 1/2-inch steel rod being the Southeast corner of said Lot 9;

THENCE North 16 degrees 52 minutes 03 seconds West (called North 16 degrees 52 minutes 53 seconds West), along a Southerly line of said Lot 9, a distance of 323.89 feet (called 324.08 feet) to a "+" cut in concrete being a point of angle to the left in said Southerly line of Lot 9;

THENCE North 54 degrees 59 minutes 33 seconds West (called North 54 degrees 59 minutes 20 seconds West), continuing along a Southerly line of said Lot 9, a distance of 304.88 feet (called 305.00 feet), to a 3/4-inch steel rod being the Southwest corner of said Lot 9;


THENCE North 35 degrees 01 minutes 21 seconds East (called North 35 degrees 00 minutes 40 seconds East), along the Westerly line of said Lot 9, a distance of 490.06 feet (called 490.00 feet) to a 1/2-inch steel rod on the Southerly R.O.W. line of said Estate Lane, being the Northwest corner of said Lot 9;

THENCE South 54 degrees 59 minutes 20 seconds East (Reference Bearing), along said Southerly R.O.W. line and along a North line of said Lot 9, a distance of 560.04 feet (called 560.00 feet) to the POINT OF BEGINNING and embracing 299,873.17 Square Feet or 6.884 Acres of Land.

                                  EXHIBIT "B"

                             RULES AND REGULATIONS

Except in the event of conflict with the express written terms of the Lease between Landlord and Tenant, in which case the terms of such Lease shall control:

         1. Tenant shall not do or permit anything to be done to said premises in excess of the rights of usage as proposed to and agreed to by Landlord, or bring or keep anything therein, which will in any way increase the rate of fire insurance on said Project, or on property kept therein, or obstruct or interfere with the rights of other Tenant, or in any way injure or annoy them, or conflict with the laws relating to fire, or with regulations of the fire department, or with any of the rules or ordinances of the Board of Health of the municipality in which the building is located.

         2. The sidewalks, halls, passageways, elevators and stairwells will not be obstructed by the Tenants, or used by any Tenant for any purpose other than for ingress and egress to and from their respective Premises. Nor shall any rubbish, letter, trash or material of any nature be placed or emptied in these areas.

         3. Tenant shall adhere to and obey all such parking control measures as may be placed into effect by the Landlord through the use of signs, fire lanes identifying decals or other instructions.

         4. No moving company shall be used for the purpose of moving furnishings in or out of the Premises unless they are reputable commercial movers.

         5. Any electric wiring that the Tenant desires to introduce into his Premises must be connected as directed by the Landlord. No boring or cutting for wires will be allowed except with a specific consent of the Landlord. The location of telephone, electrical appliances, call boxes, intercoms and so forth shall be prescribed by the Landlord. All telephone equipment will be installed within the Tenant's lease space.

         6. The Tenant shall not conduct any auction of the Premises, nor store goods, wares or merchandise on the premises except for the Tenant's own personal use.

         7. All freight must be moved into, within and out of the Project under the supervision of the Landlord and according to such regulations as may be posted in the Project Office. All moving of furniture or equipment into or out of the Building by Tenant shall be done at such time and in such manner as directed by the Landlord or its agent. In no cases, shall items of freight, furniture, fixtures or equipment be moved into or out of the Building or in any elevator during rush hours as are normally considered rush hours to an office building; i.e., morning rush hours, noon rush hours, and evening rush hours.
All such movement shall be as directed by Landlord in a manner to be agreed upon between Tenant and Landlord by prearrangement before performance. Such prearrangement, initiated by Tenant shall include determination by Landlord and subject to its decision and control of the time, method, and routing of movement, limitation imposed by safety of other concerns which may prohibit any article, equipment or any other items from being brought into the building. Tenant expressly assumes all risk of damage to any and all articles so moved, as well as injury to any person or persons or the public engaged or not engaged in such movement, including equipment, property, and personnel of Landlord if damaged or injured as a result of any acts in connection with carrying out this service for Tenant from time of entering property to completion of the work; and Landlord shall not be liable for the act or acts of any person or persons so engaged in, or any damage or loss in connection with such service performed by or for Tenant.

         8. Requirements of the Tenant for building services, maintenance or repair shall be attended to only upon application to the office of the Project. Employees of the Project are not permitted to perform any work nor to do anything outside their regular duties unless under special instructions from the office of the Project. No employees of the Project shall admit any person, Tenant or otherwise, to any office, without specific instructions from the office of the Project. Tenant will refer all contractor's representatives and installation technicians rendering any service for Tenant, to Landlord for Landlord's supervision and/or approval before performance of any such contractual services. This shall apply to all work performed in the Building including, but not limited to, installation of telephones, telegraph equipment, electrical devices, and attachments, and installation of any and every nature affecting floors, walls, woodwork, trim windows, ceilings, equipment or any other physical portion of the Building. None of this work will be done by Tenant without Landlord's prior written approval.

         9. The Tenant shall not change locks or install other locks on doors without the written consent of the Landlord. Landlord may permit entrance to Tenant's office by use of pass keys controlled by Landlord, to employees, contractors, or service personnel supervised or employed by Landlord. No additional locks shall be placed upon the doors of the Leased Premises, and Tenant shall not permit any duplicate keys to be made. All necessary keys will be furnished by Landlord. Upon termination of the Lease, Tenant shall surrender and deliver to the Landlord all keys to the Leased Premises, which are in Tenant's possession or in the possession of Tenant's agents, employees or others permitted to occupy said Premises by said Tenant.

         10. The Tenant shall give prompt notice to the Landlord of any accident to or defects in plumbing, electrical fixtures, or heating apparatus.

         11. No safes or other objects larger or heavier than the freight elevators of the Building are limited to carry shall be brought into or installed on the Premises. The Landlord shall have the power to prescribed the weight and position of such safes or other objects which shall, if considered necessary by the Landlord, be required to be supported by such additional materials placed on the floor as the Landlord may direct, and at the expense of the Tenant. In no event can any items exceed a weight of 50 pounds per square foot of floor space utilized.

         12. No person or persons other than those approved by the Landlord will be permitted to enter the Building for purposes of cleaning, maintenance, construction or painting.

         13. Tenant shall not permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations or interfere in any way with other tenants or those having business therein, nor shall any animals be kept in or about the Project. Smoking and carrying of a lighted cigar or cigarette in the elevators or any common areas of the Project is prohibited.

         14. The Tenant shall at all times maintain the Premises in good order, neatly, and shall not permit or allow the Premises to become unsightly by reason of accumulation of trash, disarray of merchandise or contents, or other, and, in the event that in Landlord's judgment Tenant has permitted the Premises to become or to remain in an unsightly condition, Tenant shall upon Landlord's request immediately correct such condition and bring the Premises into a good state or order and array. In adherence to and enforcement of this rule, it shall be clearly understood that the intent of this rule is that Tenant shall at all times maintain the Premises in a neat and orderly manner, and in the enforcement hereof Landlord's decision shall be binding and controlling.

         15. The Tenant shall at all times take such measures as required to protect the carpet and agrees to use either carpet casters or approved protective pads to prevent damage to the carpet from chairs. Tenant also agrees that any damages resulting from moving furniture or any other cause of damage to the carpet will be paid for by the Tenant and the Landlord will be notified immediately so that such repairs as necessary may be made.

         16. No cooking other than microwave cooking of a limited personal type shall be done or permitted by Tenant on the Premises nor shall offices of the Project be used for storage of merchandise or for lodging, or for any immoral or illegal purpose or any other purpose that will damage the Leased Premises or the condition thereof.

         17. Each Tenant upon the termination of the tenancy shall deliver to the Landlord all keys of the office rooms and toilet rooms which shall have been furnished to the Tenant.

         18. Tenant shall not install, affix, or utilize any window covering, i.e., blinds, draperies reflective coating, etc. without Tenant first receiving the prior written consent of the Landlord.

         19. On Sundays, holidays (legal) and other days during certain business hours for which the Building may be closed after normal hours, access to the Building or to the halls, corridors, elevators and stairwells will be controlled by the Landlord. Building personnel will have the right to demand of any and all persons seeking access to the Building proper identification to determine if they have rights of access to the Leased Premises. The Landlord shall, in no case, be liable for damages wherein admission to the Building has not been granted during abnormal hours by reason of a Tenant failing to properly identify himself to the watchman, or through the failure of the Building to be unlocked and open for access by the Tenant, Tenant's employees, and general public.

         20. Tenant shall see that doors of the Premises are closed and securely locked before leaving the Building, must observe strict care not to leave such doors and so forth open and exposed to the weather or other elements, and the Tenant shall exercise extraordinary care and caution that all water faucets or water apparatus are entirely shut off before the Tenant or Tenant's employees leave the Building, and that all electricity, gas and air shall likewise be carefully shut off so as to prevent waste or damage.

         21. Canvassing, soliciting and peddling in the Project are prohibited. Tenant shall cooperate to prevent the same.

         22. Only "Bulldog" type picture hangers may be used for wall hangings. Nails, screws or picture hangers shall not be driven into the walls or wood finish of the Leased Premises for any purpose whatsoever unless specific approval in writing is obtained from Landlord.

         23. All signs will be contracted for by Landlord for Tenant at the rate fixed by Landlord from time to time, and Tenant will be billed and pay for such service accordingly. Written consent from Landlord is an absolute prerequisite for any such sign or signs which Tenant may be so permitted to use.

         24. Tenant shall not place, install or operate on the Leased Premises or in any part of the Project, any engine, stove or machinery, or conduct mechanical operations or cook thereon or therein, or place or use in or about the Leased Premises any explosives, gasoline, kerosene, oil, acids, caustics, or any other inflammable, explosive or hazardous material without written consent of Landlord first had and obtained.

         25. Landlord will not be responsible for any lost or stolen personal property, equipment, money or jewelry regardless of whether such loss occurs when the area is locked against entry or not.

         26. Landlord shall have the right to prohibit the use of the name of the Project or any other publicity by Tenant, which in the Landlord's opinion, tends to impair the reputation of the Project or its desirability for the executive offices of the Landlord or of other tenants; and, upon written notice from Landlord, Tenant will refrain from or discontinue such publicity.

         27. The Landlord reserves the right, at any time, to rescind any one or more of these rules and regulations as in the Landlord's judgment may from time to time be necessary for the safety, care and cleanliness of the Leased Premises, and for the preservation of order herein.

                                  EXHIBIT "C"

                        OUTLINE AND LOCATION OF PREMISES

                               10945 Estate Lane
                              Dallas, Texas 75238

[WADDILL GROUP LOGO]


NATIONAL TECH TEAM
LYNDON PLAZA - EAST BUILDING
10945 Estate
Dallas, TX


1 Furniture Plan - First Floor

[WADDILL GROUP LOGO]


NATIONAL TECH TEAM
LYNDON PLAZA - EAST BUILDING
10945 Estate
Dallas, TX


1 Furniture Plan - Second Floor

[WADDILL GROUP LOGO]


NATIONAL TECH TEAM
LYNDON PLAZA - EAST BUILDING
10945 Estate
Dallas, TX


1 Furniture Plan - Third Floor

                                  EXHIBIT "D"
                       TENANT'S CERTIFICATE OF INSURANCE

                                  EXHIBIT "E"

                   LANDLORD'S REPRESENTATIONS AND WARRANTIES

Landlord covenants, warrants and represents as follows:

         (a) Landlord has full right and power to execute and perform this Lease and to grant the estate demised herein.

         (b) There is no covenant, deed restriction or other agreement applicable to the use of the Project or the Leased Premises which affect or restrict in any way the permitted use of, or the permitted activities which may be conducted in or about, the Project or the Leased Premises by Tenant as provided in this Lease.

         (c) There are no existing or, to the best of Landlord's knowledge, proposed or contemplated eminent domain proceedings which would affect the Leased Premises in any way whatsoever, and to the best of Landlord's knowledge, there are no contemplated public improvements which will or would result in any charge being levied or assessed against, or in the creation of any lien upon, the Leased Premises.

         (d) The Leased Premises is connected to and serviced by water, solid waste and sewage disposal, storm drainage and electricity and gas facilities.

                                  EXHIBIT "F"

                                 RENEWAL OPTION

         If, at the end of the primary term or, if the first renewal option is exercised, the first renewal term, as applicable, of this Lease, Tenant is not in default in any of the material terms, conditions or covenants of this Lease, Tenant, is hereby granted two (2) options to renew this Lease for additional terms of two (2) and three (3) years respectively upon the same terms and conditions contained in this Lease with the following exceptions:

         A. Any renewal option term will not contain a further renewal option unless expressly granted by Landlord in writing; and

         B. The rental for each renewal term shall be ninety-five percent (95%) of the then prevailing rental rates for properties of equivalent quality, size, utility and location, with the length of the lease term and credit standing of the Tenant to be taken into account.

         If Tenant desires to renew this Lease, Tenant will notify the Landlord of its intention to renew no later than six (6) months prior to the expiration date of the term of this Lease; Landlord shall, within the next ten (10) days notify Tenant in writing of the proposed renewal rate and Tenant shall, within the next fifteen (15) days following receipt of the proposed rate, notify Landlord in writing of its acceptance or rejection of the proposed rental rate. In the event that Tenant does not accept the rental as stated by Landlord and Tenant gives Landlord notice of rejection as above stated, then Tenant may request arbitration of such rental in accordance with the following procedure. Landlord shall appoint one qualified (MAI) appraiser, Tenant shall appoint one qualified (MAI) appraiser and those two appraisers shall mutually agree upon a third qualified (MAI) appraiser. Landlord and Tenant shall each bear the cost of its appraiser and one-half (1/2) of the third appraiser. The three said appraisers, shall within thirty (30) days after the notice from Tenant that it notifies Landlord of Tenant's rejection of the rental determine the fair market rental in accordance with the parameters set forth herein and shall notify Landlord and Tenant in writing of such ninety-five percent (95%) of market rental. The Base Year shall be advanced to be the year the applicable renewal term commences. Tenant shall have twenty (20) days to accept or reject, in writing, the renewal term rental as above determined. If such rental is not agreed to by Tenant as determined by said appraisers on or before the end of the twenty (20) day period then this Option to renew and all rights of Landlord and Tenant under this Option to renew shall immediately terminate and all terms and conditions of this Option to renew shall be of no further force and effect and the cost of the appraisal process including any cost, fee or expense incurred by either party in the process shall be borne by the party incurring same except as specifically stated above.